Exhibit 10.63
CREDIT AND COLLATERAL SUPPORT
FEE, INDEMNIFICATION AND RIGHT OF FIRST REFUSAL AGREEMENT
     This Credit and Collateral Support Fee, Indemnification and Right of First Refusal Agreement (the “Agreement”) is executed as of February 9, 2011 by and between Armstrong Land Company, LLC, a Delaware limited liability company (“Armstrong”), and each of the other parties designated as “Armstrong Entities” on the signature pages hereto (Armstrong, together with the other undersigned Armstrong Entities herein collectively referred to as the “Armstrong Entities”), and Elk Creek, L.P., a Delaware limited partnership (“Elk Creek”), and each of the other parties designated as “Elk Creek Entities” on the signature pages hereto (Elk Creek, together with the other undersigned Elk Creek Entities herein collectively referred to as the “Elk Creek Entities”). Contemporaneously herewith, the Armstrong Entities and Elk Creek have entered into that certain Option Amendment, Option Exercise and Membership Interest Purchase Agreement (the “Option and Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have those meanings ascribed to them in the Option and Purchase Agreement.
RECITALS
     WHEREAS, the Armstrong Entities have previously acquired coal reserves and other real property from certain affiliates and/or subsidiaries of Peabody Energy Corp. (such entities now being affiliates and/or subsidiaries of Patriot Coal Corporation as a result of its spin-off from Peabody Energy Corp.), which reserves are more particularly described on Exhibit A attached hereto (the “Subject Assets”) and, in partial payment therefor, issued notes to the sellers (the “Patriot Notes”);
     WHEREAS, the Armstrong Entities have obtained up to a $50,000,000 Senior Secured Revolving Credit facility and a $100,000,000 Senior Secured Term Loan arranged by PNC Bank, N.A. (the “PNC Credit Facilities”), the proceeds of which have been used to repay and retire the Patriot Notes in full (the “PNC Financing”);
     WHEREAS, as a condition to the lenders’ willingness to make the PNC Financing available to the Armstrong Entities, Elk Creek became a co-borrower, the other Elk Creek Entities became guarantors, and Ceralvo Holdings, LLC and Western Mineral Development, LLC mortgaged their assets as additional security under the PNC Financing (the “Collateral”);
     WHEREAS, contemporaneously herewith, the Armstrong Entities and Elk Creek have entered into the Option and Purchase Agreement, whereby Elk Creek shall exercise the Elk Creek Options to indirectly acquire, through the acquisition of 100% of the membership interests in Western Mineral Development, LLC, an undivided interest in the Subject Assets equal to the Option Interest, as further described therein;
     WHEREAS, the parties desire to enter into this Agreement to reflect the Elk Creek Entities’ agreement to provide credit and collateral support in connection with the PNC Financing and, in consideration therefor, the Armstrong Entities agree to pay the Elk Creek Entities a credit support fee and grant a right of first refusal to acquire the remaining portion of the Subject Assets held by the Armstrong Entities after giving effect to the transactions contemplated by the Option and Purchase Agreement (the “Remaining Interest”);
     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Armstrong Entities and the Elk Creek Entities agree as follows:
AGREEMENT
1. Collateral and Credit Support. The Armstrong Entities hereby acknowledge that a condition to the lenders’ willingness to provide the PNC Financing is Elk Creek agreeing to serve as borrower, the other Elk Creek Entities agreeing to serve as guarantors, and Ceralvo Holdings, LLC and Western Mineral Development, LLC agreeing to mortgage the Collateral as additional security, under the PNC Credit Facilities. The parties hereby acknowledge and agree that the Armstrong Entities are the primary obligors and shall have the primary responsibility to service the indebtedness under the PNC Credit Facilities. Subject to the terms and conditions of the PNC Credit Facilities, the Elk Creek Entities shall have no obligation to service the indebtedness under the PNC Facilities unless and until the Armstrong Entities have insufficient cash flow to pay the indebtedness as it comes due under the PNC Financing. In the event that the Armstrong Entities have insufficient cash flow to service the indebtedness as it becomes due under the PNC Financing and subject to the terms and conditions of this Agreement, the Elk Creek Entities jointly and severally agree to pay the amounts required under the PNC Financing as and when they become due on behalf of the Armstrong Entities.
2. Credit and Collateral Support Fees. In consideration for the Elk Creek Entities providing the credit and collateral support as specified herein, the Armstrong Entities hereby agree to pay the Elk Creek Entities a credit and collateral support fee in an aggregate amount equal to 1% per annum of the principal amount outstanding from time to time under the PNC Credit Facilities from time to time during the period beginning on the date hereof and ending on the date such fee is paid (the “Support Fee”), and the Support Fee shall be calculated as of the end of each calendar quarter based on the weighted average of principal under the PNC Credit Facilities outstanding from time to time during such quarter. The Support Fee shall accrue without compounding and shall be due and payable in full on the earlier to occur of (i) the repayment in full of all outstanding indebtedness, liabilities and obligations under the PNC Financing and (ii) if permitted under the terms of the PNC Credit Facilities, the date on which the lender releases the Elk Creek Entities under the PNC financing and releases its liens on the Collateral, The Elk Creek Entities have the option to have the Support Fee payable either in cash or by receipt of a conveyance by the Armstrong Entities of an undivided interest in the Remaining Interest equal to the aggregate amount of the accrued Support Fee, divided by the fair market value of the Remaining Interest. If the parties are unable to agree on the fair market value of the Remaining Interest, the fair market value shall be determined in accordance with Section 5.
3. Indemnification. In the event that the lenders under the PNC Credit Facilities exercise their rights to require the Elk Creek Entities to make payments to lenders on behalf of the Armstrong Entities or if the lenders foreclose on the Collateral mortgaged under the PNC Credit

Facilities and apply the proceeds thereof against the Armstrong Entities’ primary obligations under the PNC Credit Facilities, the Armstrong Entities shall as soon as reasonably practicable reimburse and indemnify the Elk Creek Entities in the amount of (i) the Armstrong Entities’ obligations repaid by the Elk Creek Entities, plus (ii) the fair market value of the Collateral foreclosed upon by the lenders, plus (iii) any and all fees and expenses (including attorneys’ fees) actually incurred by Elk Creek in satisfying the obligations of the Armstrong Entities under the PNC Credit Facilities (the sum of clauses (i), (ii) and (iii) herein referred to as the “Reimbursement Amount”). The Armstrong Entities shall issue to the Elk Creek Entities a demand note (the “Demand Note”) in an aggregate principal face amount equal to the Reimbursement Amount. The Demand Note shall bear interest at the rate of 5% per annum, payable quarterly, commencing on the earlier to occur of (i) the date that Elk Creek is called to repay any obligations of the Armstrong Entities under the PNC Credit Facilities or (ii) the date that the lenders commence foreclosure proceedings on the Collateral until such date as Elk Creek is repaid in full. Elk Creek shall have the option in its sole discretion to convert all indebtedness and accrued interest owed under the Demand Note, into an undivided interest in the Remaining Interest equal to the aggregate amount of the indebtedness including accrued interest under the Demand Note, divided by the fair market value of the Remaining Interest. If the parties are unable to agree on the fair market value of the Collateral or the Remaining Interest, the fair market value shall be determined in accordance with Section 5. The Elk Creek Entities hereby agree that all rights to indemnification hereunder, including but not limited to obligations under the Demand Note, shall be subordinate in priority and payment to all obligations and indebtedness under the PNC Financing, and no payment shall be demanded or accepted by the Elk Creek Entities therefor without the prior consent of PNC Bank, National Association, as agent (“Agent”) under the PNC Financing, as long as any indebtedness or obligations remains outstanding with respect to the PNC Financing.
4. Right of First Refusal.
     (a) In consideration for the Elk Creek Entities providing collateral and credit support as provided herein, until such time as the indebtedness and accrued interest under the PNC Credit Facilities have been paid in full, in the event that the Armstrong Entities desire to sell or offer to sell or otherwise transfer or encumber any of the Subject Assets that comprise the Remaining Interest or any interest therein to any third party other than Elk Creek Entities (a “Proposed Purchaser”), the Armstrong Entities shall first cause the Proposed Purchaser’s offer and all of the terms thereof to be reduced to writing, and shall promptly notify Elk Creek of the offer (the “Transfer Notice”). Notwithstanding anything herein, the obligations and rights of this Section 4 shall not apply (a) to any foreclosure or conveyance by any party in connection with the exercise of default remedies by the Agent or the other lenders pursuant to the terms of the PNC Financing, or (b) to transfers among Armstrong Entities or their affiliates. The Transfer Notice shall constitute an irrevocable offer to sell the Subject Assets which are the subject of the Transfer Notice (the “Transferred Assets”) to Elk Creek on the basis described below, on the same terms and conditions of, the Transfer Notice, and at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transfer Notice. The Transfer Notice shall specify the proposed price, the description of the Subject Assets to be sold, the identity of the Proposed Purchaser, and any other relevant information.

     (b) Elk Creek shall have a right of first refusal (the “Right of First Refusal”) to purchase the Transferred Assets, if Elk Creek gives written notice of the exercise of such right to the Armstrong Entities within 30 days (the “Refusal Period”) from the receipt of the Transfer Notice. The purchase price for the Transferred Assets to be purchased by Elk Creek upon exercise of the Right of First Refusal will be the bona fide cash price (or the fair market value of any non-cash consideration as determined in good faith by the Board of Managers of Elk Creek’s general partner) for which the Armstrong Entities propose to transfer such Transferred Assets to the Proposed Purchaser (subject to any rights Elk Creek may have under Section 2 of this Agreement or any other agreement to purchase all or some of such Transferred Assets at a lower price), and will be payable within 60 days after the end of the Refusal Period. Payment of the purchase price will be made in cash by wire transfer of immediately available funds to the relevant Armstrong Entities designated in the Transfer Notice.
     (c) In the event that Elk Creek does not elect to exercise its Right of First Refusal at any time during the Refusal Period, the Armstrong Entities may sell the Transferred Assets to the Proposed Purchaser on the terms and conditions set forth in the Transfer Notice. Promptly after such sale, the Armstrong Entities shall notify Elk Creek of the consummation thereof and shall furnish such evidence of the completion and time of completion of the Transfer and of the terms thereof as may reasonably be requested by Elk Creek. If the Armstrong Entities’ sale to a Proposed Purchaser is not consummated in accordance with the terms of the Transfer Notice on or before ninety (90) calendar days after the receipt by Elk Creek of the Transfer Notice, any sale of the Transferred Assets may only be made after renewed compliance with all of the provisions of this Section 4.
5. Procedure for Determination of Fair Market Value of the Reserves. In the event that the parties are unable to agree upon the fair market value of the Remaining Interest or the Collateral, the fair market value of the Remaining Interest or the Collateral, unless otherwise agreed upon or provided for in accordance with this Agreement, shall be determined by appraisal as provided in this Section 5. Within 10 days after an appraisal is required under any provision hereof, the Armstrong Entities, on the one hand, and Elk Creek, on the other hand, shall each select an independent, qualified appraiser who regularly appraises surface and underground coal properties in the Illinois Basin region, for such purpose. The appraisers so selected shall proceed to determine promptly the fair market value of the reserves that are subject to appraisal. Each appraiser shall deliver a written report of its appraisal to all interested parties. The determination of such fair market value by the appraisers shall be final and binding upon all parties. If the appraisers so selected are unable to agree upon such fair market value, the appraisers shall jointly agree upon and appoint another appraiser who shall proceed to promptly determine the fair market value of the reserves in accordance with the preceding requirements of this Section 5. After the written report of the additional appraiser has been delivered, the fair market value determinations of all such appraisers shall be totaled and the total divided by the number of appraisals, with the resultant average to be conclusive and binding on all parties as to the fair market value of the reserves; provided, however, that if any fair market value determination of any such appraiser deviates by more than ten percent (10%) from the median of all such determinations, the fair market value shall be the average of the two (2) determinations closest in amount and such average of the two (2) closest determinations shall be conclusive and binding upon all parties as to the fair market value of the Remaining Interest or the Collateral.

6. Transfer Taxes. The parties hereby agree that any state transfer taxes due upon the conveyance of the Remaining Interest (or any portion thereof) to Elk Creek shall be shared equally between Elk Creek and the Armstrong Entities.
7. Specific Performance. The Armstrong Entities hereby acknowledge and agree that Elk Creek would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Armstrong Entities agree that Elk Creek shall be entitled to equitable relief, including preliminary and permanent injunctions and specific performance, in the event the Armstrong Entities breach or threaten to breach any of the provisions of this Agreement, without the necessity of posting any bond or proving special damages or irreparable injury. Such remedies shall not be deemed to be the exclusive remedies for a breach or threatened breach of this Agreement by the Armstrong Entities, but shall be in addition to all other remedies available at law or equity.
8. Miscellaneous.
(a)	Further Assurances. Each party to the Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be necessary to carry out the provisions of the Agreement.

(b)	Amendment. The Agreement may not be amended in whole or in part except by the written agreement of the parties hereto.

(c)	Assignment. Except as otherwise specifically provided, the Agreement and any right hereunder, shall not be assigned by any party hereunder without the prior written consent of the other party, which shall not be unreasonably withheld; provided that Elk Creek shall be entitled to assign the Agreement to one or more of its affiliates.

(d)	Severability. If any clause or provision of the Agreement is illegal, invalid, or unenforceable under any present or future law, the remainder of the Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible which is legal, valid and enforceable.

(e)	Binding Effect. The Agreement will inure to the benefit of and bind the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

(f)	Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

(i)	if to the Armstrong Entities: Armstrong Land Company, LLC 7733 Forsyth Blvd., Suite 1625 St. Louis, MO 63105 Attn: J. Hord Armstrong, III Facsimile: (314) 721-8211

(ii)	if to Elk Creek: Elk Creek, L.P. c/o Yorktown Partners LLC 410 Park Avenue, 19th Floor New York, NY 10022 Attention: Bryan H. Lawrence Facsimile: (212) 515-2105
(g)	Governing Law; Venue. THE AGREEMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING THAT BODY OF LAW PERTAINING TO CONFLICTS OF LAW.

(h)	Counterparts. The Agreement may be executed in multiple counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be effective as original signatures.
[Remainder of Page Left Intentionally Blank]
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the undersigned, by its duly authorized person, has executed this Agreement as of the date first above written.

ARMSTRONG ENTITIES: ARMSTRONG LAND COMPANY, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson
President and Chief Financial Officer

ARMSTRONG RESOURCES HOLDINGS, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson
President and Chief Financial Officer

WESTERN DIAMOND LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager
WESTERN LAND COMPANY, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

ARMSTRONG COAL COMPANY, INC.
By:	/s/ Martin D. Wilson
Martin D. Wilson, President

ELK CREEK ENTITIES: ELK CREEK, L.P.
By:	Elk Creek GP, LLC, its general partner

By:	/s/ Martin D. Wilson
Martin D. Wilson
President and Chief Financial Officer

[Signature Page to Credit and Collateral Support Agreement]

ELK CREEK OPERATING, L.P.
By:	Elk Creek Operating GP,LLC,
its general partner

By:	/s/ Martin D. Wilson
Martin D. Wilson
President and Chief Financial Officer

CERALVO HOLDINGS, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

WESTERN MINERAL DEVELOPMENT, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, Manager

[Signature Page to Credit and Collateral Support Agreement]

EXHIBIT A
SUBJECT ASSETS
     The Subject Assets shall mean all of the coal reserves and real property described in, and conveyed, demised or otherwise granted in or under the following deeds and instruments, to Western Land Company, LLC and/or Western Diamond LLC, subject to all rights-of-way, easements, leases, deed and plat restrictions, partitions, severances, encumbrances, licenses, reservations, conveyances and exceptions which are of record as of the date of the exercise of the Option by Elk Creek, and to all rights of persons in possession, and to physical conditions, encroachments and possessory rights which would be evident from an inspection of the property at such time:
     (i) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, of record in Deed Book 363, page 369, in the Office of the Ohio County Clerk;
     (ii) The Partial Assignment of Coal Mining Lease from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC dated September 19, 2006, of record in Deed Book 363, page 428, in the Office of the Ohio County Clerk;
     (iii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, of record in Deed Book 363, page 414, in the Office of the Ohio County Clerk;
     (iv) The Corporation Special Warranty Deed from Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, of record in Deed Book 363, page 393, in the Office of the Ohio County Clerk;
     (v) The Corporation Special Warranty Deed from Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, of record in Deed Book 363, page 403, in the Office of the Ohio County Clerk;
     (vi) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, of record in Deed Book 528, page 284, in the Office of the Muhlenberg County Clerk, and the Deed of Confirmation between Central States Coal Reserves of Kentucky, LLC, Western Diamond LLC and Armstrong Coal Reserves, Inc., dated September 30, 2007, of record in Deed Book 531, page 205, in the Office of the Muhlenberg County Clerk;
     (vii) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Diamond LLC, dated May 31, 2007, of record in Deed Book 368, page 17, in the Office of the Ohio County Clerk, and the Deed of Correction between Central States Coal Reserves of

Kentucky, LLC, Beaver Dam Coal Company, LLC and Western Diamond LLC, of record in Deed Book 369, page 759, in the Office of the Ohio County Clerk;
     (viii) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, of record in Deed Book 528, page 320, in the Office of the Muhlenberg County Clerk;
     (ix) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, of record in Deed Book 528, page 330, in the Office of the Muhlenberg County Clerk.
     (x) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, of record in Deed Book 524, page 505, in the Office of the Muhlenberg County Clerk;
     (xi) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, of record in Deed Book 365, page 36, in the Office of the Ohio County Clerk;
     (xii) The Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated November 20, 2006, of record in Deed Book 524, page 523, in the Office of the Muhlenberg County Clerk, as amended and restated in Deed Book 527, page 186, in the Office of the Muhlenberg County Clerk;
     (xiii) The Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated November 20, 2006, of record in Deed Book 365, page 57, in the Office of the Muhlenberg County Clerk;
     (xiv) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 367, page 1, in the Office of the Ohio County Clerk;
     (xv) The Corporation Special Warranty Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 527, page 118, in the Office of the Muhlenberg County Clerk, as corrected by Deed of Correction dated September 30, 2007, of record in Deed Book 531, page 213, in the Office of the Muhlenberg County Clerk; and
The Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, of record in Deed Book 527, page 161, in the Office of the Muhlenberg County Clerk.

March 30, 2007, of record in Deed Book 527, page 161, in the Office of the Muhlenberg County Clerk.